UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2014

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Avid Technology, Inc. (the “Company”) adopted a 2014 Annual Incentive Program (the “2014 Program”). All of the Company’s executive officers and certain other officers designated by the Committee and other eligible employees participate in the 2014 Program. The Committee administers the 2014 Program and all decisions under the 2014 Program with respect to the Company’s executive officers, including payouts, are subject to prior approval by the Committee and are made in the Committee's sole discretion.

The 2014 Program provides for payment of incentive compensation to officers and other eligible employees based on the achievement of the following specified performance objectives and weightings: (1) EBITDA (which is a Non-GAAP measure we define as net income or loss before interest, taxes, depreciation, stock based compensation and amortization adjusted for certain charges including restructuring, restatement, and management change expenses as well as certain other one-time charges) at 50% weighting; (2) bookings at 30% weighting; and (3) free cash flow (which we define as operating cash flow less capital expenditures where operating cash flow excludes certain charges including restructuring, restatement and management change expenses as well as certain other one-time charges) at 20% weighting.

Each of the performance objectives will have a threshold, target and maximum level of payment opportunity. The Compensation Committee set the maximum payment opportunity for each of the Company’s executive and other officers at 200% of the participant’s target opportunity, and failure to attain the threshold goal for each performance objective results in forfeiture of the associated opportunity. Payment in excess of 100% of a participant’s target bonus with respect to the EBITDA and free cash flow performance objectives can be made only if the threshold bookings performance objective has been met. In connection with establishing the 2014 Program, the Committee also adjusted the target bonus for Mr. Louis Hernandez, Jr., our President and Chief Executive Officer, from 100% of his base salary to 125% of his base salary. The actual payment amount under the 2014 Program will be determined for each participating executive based on the Company’s results using three variables: (1) the participant’s annual incentive target opportunity, which is based on a percentage of the participant’s base salary; (2) the Compensation Committee’s assessment and certification of Company performance compared with the target for each of the above-referenced performance objectives, with any adjustments applied and (3) relative weightings for each performance objective.

The Committee may make its incentive amount determinations on a participant by participant basis and need not treat participants uniformly. Incentive amounts, if any, will be determined and paid by March 15, 2015. In order to receive an incentive, if any, under the 2014 Program, a participant must be employed by the Company as of the day incentive amounts are paid unless otherwise provided in such participant’s employment agreement, offer letter or other agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: March 14, 2014	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer